EXHIBIT 3.1

                             ARTICLES OF AMENDMENT

                      TO THE ARTICLES OF INCORPORATION OF

                               SUMMA VEST, INC.

            Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

            FIRST: The name of the corporation is Summa Vest, Inc. (the "Company").

            SECOND: The following amendments to the Articles of Incorporation of the Company were duly adopted by the stockholders of the Company at a meeting held January 3, 1997, in the manner prescribed by the Utah Revised Business Corporation Act, to-wit.

                               ARTICLE I - NAME

            The name of this corporation is "APPLIED VOICE RECOGNITION, INC."

            THIRD: These amendments do not provide for any exchange, reclassification or cancellation of issued shares.


            FOURTH: The amendment adopting the change of name to "Applied Voice Recognition, Inc.", was adopted by the stockholders at a meeting held January 3, 1997.

            FIFTH: This amendment was not adopted by the incorporators or the Board of Directors without stockholder action.

            SIXTH: (a) The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

                  CLASS                   NUMBER OF SHARES
                  -----                   ----------------
                  Common                      9,683,000

            (b) The number of shares voted for the amendment was 7,336,500, with none opposing and none abstaining.
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             IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the Company under the penalties of perjury this 13th day of January, 1997.

                                       SUMMA VEST, INC.

                               By /s/ TIMOTHY J. CONNOLLY
                                      TIMOTHY J. CONNOLLY, President

ATTEST:

By /s/ JAN CARSON CONNOLLY
       JAN CARSON CONNOLLY, Secretary